Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-3 to Form S-4 of our reports dated January 21, 2000 included in and incorporated by reference in Newmont Mining Corporation's Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/  ARTHUR ANDERSON LLP
ARTHUR ANDERSON LLP

Denver, Colorado
  January 24, 2001